Exhibit 99.1

IQVIA Reports First-Quarter 2019 Results, Reaffirms Full-Year Guidance

  First-quarter revenue $2,684 million and Adjusted EBITDA $587 million
  GAAP Diluted Earnings per Share $0.29; Adjusted Diluted Earnings per Share $1.53
  Record constant currency organic revenue growth of 7.0 percent in Technology & Analytics Solutions
  Record R&D Solutions LTM contracted Net Book-to-Bill 1.51x, excluding pass throughs
  R&D Solutions NTM revenue from backlog increases to $4.9 billion, including pass throughs
  $141 million of share repurchases completed during the first quarter
  Full-year guidance reaffirmed for revenue, Adjusted EBITDA and Adjusted Diluted Earnings per Share

DANBURY, Conn. & RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--May 1, 2019--IQVIA Holdings Inc. (“IQVIA”) (NYSE:IQV), a leading global provider of advanced analytics, technology solutions, and contract research services to the life sciences industry, today reported financial results for the quarter ended March 31, 2019.

First-Quarter 2019 Operating Results
Revenue for the first quarter of $2,684 million increased 7.2 percent at constant currency and 4.7 percent on a reported basis, compared to the first quarter of 2018. Technology & Analytics Solutions (TAS) revenue of $1,075 million grew 12.9 percent at constant currency and 9.1 percent reported. Research & Development Solutions (R&DS) revenue of $1,416 million grew 5.3 percent at constant currency and 3.7 percent reported. This included a year-over-year decline in pass throughs, resulting in over 300 basis points of headwind to R&DS constant currency revenue growth. Contract Sales & Medical Solutions (CSMS) revenue of $193 million declined 7.0 percent at constant currency and 9.4 percent reported.

R&DS contracted backlog grew 16.0 percent year-over-year to $17.58 billion at March 31, 2019. At the end of the quarter, the company became aware of a client’s decision to end a significant trial. The project wind down is being assessed and contractual arrangements are still in process. However, termination of this clinical trial was announced publicly by the client and, accordingly, the company is making an estimated adjustment to backlog of $390 million, comprised of $160 million related to services and $230 million related to pass throughs. The unusually high proportion of pass throughs is unique to this therapy area and is not representative of the profile of IQVIA’s overall backlog. This adjustment results in a backlog of $17.19 billion, of which approximately $4.9 billion is expected to convert to revenue in the next twelve months. R&DS contracted net book-to-bill, excluding pass throughs and including the above adjustment, is 1.51x for the twelve months ending March 31, 2019.

First-quarter 2019 Adjusted EBITDA was $587 million. GAAP net income was $58 million, and GAAP diluted earnings per share was $0.29. Adjusted Net Income was $309 million, and Adjusted Diluted Earnings per Share was $1.53, up 14.2 percent compared to the first quarter of 2018.

“We began the year with another quarter of strong financial and operational performance,” said Ari Bousbib, chairman and CEO of IQVIA. “We are particularly pleased with the sustained acceleration of our top-line growth and the continued market penetration of our analytics and technology-enabled offerings across our TAS and R&DS businesses. The team is executing superbly for our clients and we are starting to realize the benefits of our continued investments in innovation.”

Financial Position
As of March 31, 2019, cash and cash equivalents were $936 million and debt was $11,287 million, resulting in net debt of $10,351 million. At the end of the first quarter of 2019, IQVIA’s Net Leverage Ratio was 4.6 times trailing twelve month Adjusted EBITDA.

Share Repurchase
During the first quarter of 2019, the company repurchased $141 million of its common stock from certain of its remaining private equity sponsors. IQVIA had approximately $2.1 billion of share repurchase authorization remaining as of March 31, 2019.

Full-Year 2019 Guidance
Full-year 2019 guidance remains unchanged, and the company is reaffirming its guidance range for revenue of $10,900 million to $11,125 million, Adjusted EBITDA of $2,375 million to $2,425 million and Adjusted Diluted Earnings per Share of $6.20 to $6.40.

Second-Quarter 2019 Guidance
IQVIA expects second-quarter 2019 revenue of between $2,660 million and $2,710 million, Adjusted EBITDA between $565 million and $580 million and Adjusted Diluted Earnings per Share between $1.46 and $1.51.

This financial guidance assumes foreign currency exchange rates at March 31, 2019 remain in effect for the remainder of the year.

Webcast & Conference Call Details
IQVIA will host a conference call at 9:00 a.m. Eastern Time today to discuss its first-quarter 2019 financial results and second-quarter 2019 guidance. To participate, please dial 1-800-909-4261 in the United States and Canada or +1-212-231-2926 outside the United States approximately 15 minutes before the scheduled start of the call. The conference call and a presentation will be accessible live via webcast on the Investors section of the IQVIA website at http://ir.iqvia.com. An archived replay of the webcast will be available online at http://ir.iqvia.com after 1:00 p.m. Eastern Time today.

About IQVIA
IQVIA (NYSE:IQV) is a leading global provider of advanced analytics, technology solutions and contract research services to the life sciences industry. Formed through the merger of IMS Health and Quintiles, IQVIA applies human data science — leveraging the analytic rigor and clarity of data science to the ever-expanding scope of human science — to enable companies to reimagine and develop new approaches to clinical development and commercialization, speed innovation and accelerate improvements in healthcare outcomes. Powered by the IQVIA CORE™, IQVIA delivers unique and actionable insights at the intersection of large-scale analytics, transformative technology and extensive domain expertise, as well as execution capabilities. With more than 58,000 employees, IQVIA conducts operations in more than 100 countries.

Cautionary Statements Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our full-year and second-quarter 2019 guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, the following: most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards, including the impact of the changes to the revenue recognition standards; general economic conditions in the markets in which we operate, including financial market conditions and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. For a further discussion of the risks relating to the combined company’s business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC, as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures
Non-GAAP results, such as Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. Definitions and reconciliations of non-GAAP measures to the most directly comparable GAAP measures are provided within the schedules attached to this release. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Our full-year and second-quarter 2019 guidance measures (other than revenue) are provided on a non-GAAP basis because the company is unable to reasonably predict certain items contained in the GAAP measures. Such items include, but are not limited to, acquisition and integration related expenses, restructuring and related charges, stock-based compensation and other items not reflective of the company's ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

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Table 1
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)
(preliminary and unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenues	$2,684	$2,563
Costs of revenue, exclusive of depreciation and amortization	1,748	1,652
Selling, general and administrative expenses	419	420
Depreciation and amortization	295	282
Restructuring costs	12	26
Income from operations	210	183
Interest income	(2)	(2)
Interest expense	110	96
Other (income) expense, net	(7)	4
Income before income taxes and equity in (losses) earnings of unconsolidated affiliates	109	85
Income tax expense	41	19
Income before equity in (losses) earnings of unconsolidated affiliates	68	66
Equity in (losses) earnings of unconsolidated affiliates	(1)	7
Net income	67	73
Net income attributable to non-controlling interests	(9)	(4)
Net income attributable to IQVIA Holdings Inc.	$58	$69
Earnings per share attributable to common stockholders:
Basic	$0.29	$0.33
Diluted	$0.29	$0.32
Weighted average common shares outstanding:
Basic	197.0	207.5
Diluted	201.7	212.0

Table 2
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)
(preliminary and unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$936	$891
Trade accounts receivable and unbilled services, net	2,461	2,394
Prepaid expenses	153	151
Income taxes receivable	65	69
Investments in debt, equity and other securities	55	47
Other current assets and receivables	329	322
Total current assets	3,999	3,874
Property and equipment, net	437	434
Operating lease right-of-use assets	517	—
Investments in debt, equity and other securities	39	41
Investments in unconsolidated affiliates	98	101
Goodwill	11,857	11,800
Other identifiable intangibles, net	5,811	5,951
Deferred income taxes	103	109
Deposits and other assets	248	239
Total assets	$23,109	$22,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,122	$2,295
Unearned income	971	1,007
Income taxes payable	102	100
Current portion of long-term debt	100	100
Other current liabilities	207	32
Total current liabilities	3,502	3,534
Long-term debt	11,187	10,907
Deferred income taxes	742	736
Operating lease liabilities	401	—
Other liabilities	412	418
Total liabilities	16,244	15,595
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital,
400.0 shares authorized at March 31, 2019 and December 31, 2018,
$0.01 par value, 252.2 and 251.5 shares issued at March 31, 2019 and
December 31, 2018, respectively	10,927	10,901
Retained earnings	865	807
Treasury stock, at cost, 55.0 and 54.0 shares at March 31, 2019 and
December 31, 2018, respectively	(4,915)	(4,770)
Accumulated other comprehensive loss	(262)	(224)
Equity attributable to IQVIA Holdings Inc.’s stockholders	6,615	6,714
Non-controlling interests	250	240
Total stockholders’ equity	6,865	6,954
Total liabilities and stockholders’ equity	$23,109	$22,549

Table 3
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(preliminary and unaudited)

	Three Months Ended
	March 31,
	2019	2018
Operating activities:
Net income	$67	$73
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	295	282
Amortization of debt issuance costs and discount	3	3
Stock-based compensation	26	21
Losses (earnings) from unconsolidated affiliates	1	(6)
Gain on investments, net	(3)	—
Benefit from deferred income taxes	(12)	(26)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	(76)	(178)
Change in other operating assets and liabilities	(188)	13
Net cash provided by operating activities	113	182
Investing activities:
Acquisition of property, equipment and software	(141)	(88)
Acquisition of businesses, net of cash acquired	(175)	(20)
Purchases of marketable securities	(2)	(1)
Investments in unconsolidated affiliates, net of payments received	2	4
Other	1	(15)
Net cash used in investing activities	(315)	(120)
Financing activities:
Repayment of debt and principal payments on capital lease obligations	(25)	(26)
Proceeds from revolving credit facility	790	405
Repayment of revolving credit facility	(385)	(300)
Proceeds (payments) related to employee stock option plans	9	(11)
Repurchase of common stock	(145)	(95)
Contingent consideration and deferred purchase price payments	(16)	(14)
Net cash provided by (used in) financing activities	228	(41)
Effect of foreign currency exchange rate changes on cash	19	(20)
Increase in cash and cash equivalents	45	1
Cash and cash equivalents at beginning of period	891	959
Cash and cash equivalents at end of period	$936	$960

Table 4
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(in millions)
(preliminary and unaudited)

	Three Months Ended
	March 31,
	2019	2018
Net Income Attributable to IQVIA Holdings Inc.	$58	$69
Provision for income taxes	41	19
Depreciation and amortization	295	282
Interest expense, net	108	94
Loss (income) in unconsolidated affiliates	1	(7)
Income from non-controlling interests	9	4
Deferred revenue purchase accounting adjustments	3	1
Stock-based compensation	26	21
Other expense, net	6	12
Restructuring and related charges	12	26
Acquisition related charges	8	12
Integration related costs	20	14
Adjusted EBITDA	$587	$547

Table 5
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(in millions, except per share data)
(preliminary and unaudited)

	Three Months Ended
	March 31,
	2019	2018
Net Income Attributable to IQVIA Holdings Inc.	$58	$69
Provision for income taxes	41	19
Purchase accounting amortization	225	218
Loss (income) in unconsolidated affiliates	1	(7)
Income from non-controlling interests	9	4
Deferred revenue purchase accounting adjustments	3	1
Stock-based compensation	26	21
Other expense, net	6	12
Royalty hedge gain (loss)	3	(4)
Restructuring and related charges	12	26
Acquisition related charges	8	12
Integration related costs	20	14
Adjusted Pre Tax Income	$412	$385
Adjusted tax expense	(92)	(93)
Income from non-controlling interests	(9)	(4)
Minority interest effect in non-GAAP adjustments (1)	(2)	(3)
Adjusted Net Income	$309	$285

Adjusted earnings per share attributable to common stockholders:
Basic	$1.57	$1.37
Diluted	$1.53	$1.34
Weighted-average common shares outstanding:
Basic	197.0	207.5
Diluted	201.7	212.0

(1) Reflects the portion of Q2 Solutions' after-tax non-GAAP adjustments attributable to the minority interest partner.

Table 6
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CALCULATION OF GROSS AND NET LEVERAGE RATIOS
AS OF MARCH 31, 2019
(in millions)
(preliminary and unaudited)

Gross Debt, net of Original Issue Discount, as of March 31, 2019	$11,287
Net Debt as of March 31, 2019	$10,351
Adjusted EBITDA for the twelve months ended March 31, 2019	$2,264
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	5.0x
Net Leverage Ratio (Net Debt/LTM Adjusted EBITDA)	4.6x

CONTACT:
Andrew Markwick, IQVIA Investor Relations (andrew.markwick@iqvia.com)
+1.973.257.7144

Tor Constantino, IQVIA Media Relations (tor.constantino@iqvia.com)
+1.484.567.6732